UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 10, 2017

LAKELAND INDUSTRIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-15535	13-3115216
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

3555 Veterans Memorial Highway, Suite C
Ronkonkoma, New York	11779-7410
(Address of Principal Executive Offices)	(Zip Code)

(631) 981-9700

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

On May 10, 2017, Lakeland Industries, Inc. (the “Company”) entered into a Loan Agreement (the “Loan Agreement”) with SunTrust Bank (“Lender”). The Loan Agreement provides the Company with a secured (i) $20 million revolving credit facility, which includes a $5 million letter of credit sub-facility, and (ii) $1,575,000 term loan with Lender. The Company may request from time to time an increase in the revolving credit loan commitment of up to $10 million (for a total commitment of up to $30 million). Borrowing pursuant to the revolving credit facility is subject to a borrowing base amount calculated as (a) 85% of eligible accounts receivable, as defined, plus (b) an inventory formula amount, as defined, minus (c) an amount equal to the greater of (i) $1,500,000 or (ii) 7.5% of the then current revolver commitment amount, minus (d) certain reserves as determined by the Loan Agreement. The credit facility matures on May 10, 2020 (subject to earlier termination upon the occurrence of certain events of default as set forth in the Loan Agreement). At the closing, the Company’s existing financing facility with AloStar Bank of Commerce was fully repaid and terminated using proceeds of the revolver in the amount of approximately $3.0 million. Proceeds will also be used to finance working capital and other general corporate needs.

Borrowings under the term loan and the revolving credit facility bear interest at an interest rate determined by reference whether the loan is a base rate loan or Eurodollar loan, with the rate election made by the Company at the time of the borrowing or at any time the Company elects pursuant to the terms of the Loan Agreement. The term loan is payable in equal monthly principal installments of $13,125 each, beginning on June 1, 2017, and on the first day of each succeeding month, with a final payment of the remaining principal and interest on May 10, 2020 (subject to earlier termination as provided in the Loan Agreement). For that portion of the term loan that consists of Eurodollar loans, the term loan shall bear interest at the LIBOR Market Index Rate (“LIBOR”) plus 2.0% per annum, and for that portion of the term loan that consists of base rate loans, the term loan shall bear interest at the base rate then in effect plus 1.0% per annum. All principal and unpaid accrued interest under the revolver credit facility shall be due and payable on the maturity date of the revolver. For that portion of the revolver loan that consists of Eurodollar loans, the revolver shall bear interest at LIBOR plus a margin rate of 1.75% per annum for the first six months and thereafter of between 1.5% and 2.0%, depending on the Company’s “availability calculation” (as defined in the Loan Agreement) and, for that portion of the revolver that consists of base rate loans, the revolver shall bear interest at the base rate then in effect plus a margin rate of 0.75% per annum for the first six months and thereafter of between 0.50% and 1.0%, depending on the availability calculation. As of the closing, the Company elected all borrowings under the Loan Agreement to accrue interest at LIBOR which, as of that date, was 0.99500%. As such, the initial rate of interest for the revolver is 2.745% per annum and the initial rate of interest for the term loan is 2.995% per annum. The Loan Agreement provides for payment of an unused line fee of between .25% and .50%, depending on the amount by which the revolving credit loan commitment exceeds the amount of the revolving credit loans outstanding (including letters of credit), which shall be payable monthly in arrears on the average daily unused portion of the revolver.

The Company made certain representations and warranties to Lender in the Loan Agreement that are customary for credit arrangements of this type. The Company also agreed to maintain a minimum “fixed charge coverage ratio” (as defined in the Loan Agreement) as of the end of each fiscal quarter, commencing with the fiscal quarter ending July 31, 2017, of not less than 1.10 to 1.00 during the applicable fiscal quarter, and agreed to certain negative covenants that are customary for credit arrangements of this type, including restrictions on the Company’s ability to enter into mergers, acquisitions or other business combination transactions, conduct its business, grant liens, make certain investments, incur additional indebtedness, and make stock repurchases.

The Loan Agreement contains customary events of default that include, among other things (subject to any applicable cure periods and materiality qualifier), non-payment of principal, interest or fees, violation of covenants, inaccuracy of representations and warranties, bankruptcy and insolvency events, material judgements, material adverse change, and specified change of control events. Upon the occurrence of an event of default, Lender may terminate all loan commitments, declare all of the unpaid principal of all loans, all accrued and unpaid interest, and all other amounts owing under the Loan Agreement and related documents to be immediately due and payable, and may exercise its other rights and remedies provided for under the Loan Agreement.

In connection with the Loan Agreement, the Company entered into a security agreement (the “Security Agreement”), dated May 10, 2017, with Lender pursuant to which the Company granted to Lender a first priority perfected security interest in substantially all real and personal property of the Company. The Company’s obligations under the Loan Agreement are also guaranteed by its subsidiary, Laidlaw Adams & Peck, Inc., and further secured by a grant of security interests in substantially all of such guarantor’s assets.

The foregoing description of the Loan Agreement and Security Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Loan Agreement and Security Agreement, copies of which are attached as Exhibits 10.1 and 10.2 to this Current Report on Form 8-K and are incorporated herein by reference.

Item 1.02.	Termination of a Material Definitive Agreement.

The disclosures set forth in Item 1.01 are incorporated by reference to this item. On May 10, 2017, that certain Loan and Security Agreement, dated June 28, 2013, as amended, by and among the Company and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce, and related agreements between the Company and Lakeland Protective Wear Inc., as borrowers, and Alostar Bank of Commerce, terminated upon the receipt by Alostar Bank of Commerce of a payoff amount of approximately $3.0 million from the Company.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of the Registrant.

The disclosures set forth in Item 1.01 are incorporated by reference to this item.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

10.1	Loan Agreement, dated May 10, 2017, by and between Lakeland Industries, Inc. and SunTrust Bank.

10.2	Security Agreement, dated May 10, 2017, by and between Lakeland Industries, Inc. and SunTrust Bank.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAKELAND INDUSTRIES, INC.

By:	/s/ Christopher J. Ryan
Christopher J. Ryan
President and Chief Executive Officer

Date: May 16, 2017